Exhibit 32

SECTION 1350 CERTIFICATION

The undersigned certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The accompanying Quarterly Report on Form 10-Q for the period ended March 31, 2021, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the accompanying Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 7, 2021                                                                       /s/ Kristine A. Glancy
Kristine A. Glancy
President and Chief Executive Officer
(principal executive officer and interim principal financial officer)

Date: May 7, 2021                                                                       /s/ Zackery A. Weber
Zackery A. Weber
Senior Director of Financial Planning and Analysis
(interim principal accounting officer)